Exhibit 10.37.1

AMENDED AND RESTATED EARN-OUT AGREEMENT

This Amended and Restated Earn-out Agreement (this “Agreement”) is made and entered into on this  9th day of March, 2017 but effective as of July 7, 2016, by and among Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute”), and Caprock Permian Processing LLC, a Texas limited liability company (“Caprock Permian”), and Caprock Field Services LLC, a Texas limited liability company (“Caprock Field Services”) (each of Caprock Permian and Caprock Field Services, a “Buyer” and together, the “Buyers”).  Pursuant to the Earn-out Agreement signed between Resolute, Buyers and Firewheel Energy, LLC (“Firewheel”) on July 7, 2016 (the “Original Agreement”), each of Resolute and Firewheel are referred in this agreement individually as “Seller” or together as “Sellers”.  Resolute and Buyers are sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Buyers have acquired from Sellers certain gas gathering and produced water gathering and disposal facilities located in the Mustang and Appaloosa Areas of Reeves County, Texas (collectively, the “Assets”), as more particularly defined in that certain Purchase and Sale Agreement, dated July 7, 2016 among Buyers and Sellers (the “Mustang Purchase Agreement”), and that certain Purchase and Sale Agreement, dated as of the date hereof, between Resolute and Buyers (the “Appaloosa Purchase Agreement”, and collectively, the “Purchase Agreements”);

WHEREAS, the aforementioned transaction closed on August 1, 2016, and Caprock Permian entered into a separate Gas Gathering and Processing Agreement with each of Resolute and Firewheel dated August 1, 2016 (the “Gas Gathering Agreements”), and Caprock Field Services entered into a Water Services Agreement with Resolute dated August 1, 2016 (together with the Gas Gathering Agreements, the “Commercial Agreements”);

WHEREAS, effective September 1, 2016, Resolute purchased Firewheel’s oil and gas properties in the Mustang Area subject to the Commercial Agreements and, in conjunction with that transaction, Firewheel assigned its interest in the Original Agreement to Resolute;

WHEREAS, contemporaneously with entering this Agreement, the Parties have also entered into a Letter Agreement dated December __, 2016, pursuant to which, among other things, Resolute has waived its Thirty Party Processing Alternative (as defined in the Commercial Agreements) and Caprock Permian has waived its uneconomic processing option pursuant to the Commercial Agreements (the “Letter Agreement”); and

WHEREAS, the Parties now desire to amend and restate the Original Agreement in its entirety such that Buyers shall make certain modified payments to Resolute for wells drilled and completed in the area of the Assets in accordance with the terms and conditions hereof.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein and in the Purchase Agreements, the Commercial Agreements and the Letter Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.01Definitions

.  Unless defined in this Section 1.01, each capitalized term used herein shall have the meaning given such term in the Mustang Purchase Agreement.

“2017 Supplemental Payments” has the meaning set forth in Section 1.02(a)(ii).

“2018 Roll-over Wells” has the meaning set forth in Section 1.02(a)(iv).

“2019 Roll-over Wells” has the meaning set forth in Section 1.02(a)(vi).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appaloosa Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Assets” has the meaning set forth in the Recitals to this Agreement.

“Buyer” and “Buyers” have the meanings set forth in the preamble to this Agreement.

“Caprock Field Services” has the meaning set forth in the preamble to this Agreement.

“Caprock Permian” has the meaning set forth in the preamble to this Agreement.

“Commercial Agreements” has the meaning set forth in the Recitals to this Agreement.

“Earn-out Notice” has the meaning set forth in Section 1.02(d).

“Earn-out Payment” has the meaning set forth in Section 1.02(a).

“Earn-out Period” means the period commencing on January 1, 2016 and ending on June 30, 2020.

“Expert” has the meaning set forth in Section 1.02(d).

“Firewheel” has the meaning set forth in the preamble to this Agreement.

“Gas Gathering Agreements” has the meaning set forth in the Recitals to this Agreement.

“Letter Agreement” has the meaning set forth in the Recitals to this Agreement.

“Maximum Earn-out Amount” has the meaning set forth in Section 1.02(c).

“Mustang Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Purchase Agreements” has the meaning set forth in the Recitals to this Agreement.

“Termination Event” means the termination of a Commercial Agreement by a Buyer as a result of a material breach of such Commercial Agreement by Resolute, in each case subject to the applicable termination provisions of such Commercial Agreement.

“Territories” means the Mustang Area, as set forth in Schedule 1.01(b) of the Mustang Purchase Agreement, and the Appaloosa Area, as set forth in Schedule 1.01(b) of the Appaloosa Purchase Agreement.

“Qualified Well” shall mean a gross well meeting the following requirements: (1) is located within the Territories; (2) has a completed horizontal lateral length of no less than 4,000 feet and is capable of producing oil and gas in commercial quantities; and (3) is made available by a Seller for connection for purposes of delivering gas or water to Buyers, as “Gatherer” under the applicable Commercial Agreement, at any of the Receipt Points (as defined in the applicable Commercial Agreement).

“Resolute” has the meaning set forth in the preamble to this Agreement.

1.02Earn-out Payments.

(a)Buyers shall pay to Sellers a payment for each Qualified Well drilled and completed during the Earn-out Period (each such payment, an “Earn-out Payment”) in accordance with the terms of Section 1.02(e) and the following schedule:

(i)For wells drilled and completed during calendar year 2016 or 2017:

1.	$450,000 for each Qualified Well with a completed horizontal lateral length of at least 4,000 feet, but less than 6,600 feet;
2.	$560,000 for each Qualified Well with a completed horizontal lateral length of at least 6,600 feet, but less than 9,000 feet; and
3.	$675,000 for each Qualified Well with a completed horizontal lateral length of at least 9,000 feet.

(ii)For wells drilled and completed during calendar year 2017, in addition to and not in substitution of the payments provided for in Section 1.02(a)(i) above, the following additional payments (the “2017 Supplemental Payments”):

1.	$450,000 for each Qualified Well with a completed horizontal lateral length of at least 4,000 feet, but less than 6,600 feet;

2.	$560,000 for each Qualified Well with a completed horizontal lateral length of at least 6,600 feet, but less than 9,000 feet; and
3.	$675,000 for each Qualified Well with a completed horizontal lateral length of at least 9,000 feet.

(iii)For wells drilled and completed during calendar year 2018:

1.	$0 for each of the first sixteen (16) Qualified Wells drilled and completed in the Territories during such calendar year.
2.	Beginning with the seventeenth (17th) Qualified Well drilled and completed in the Territories during such calendar year:
•	$925,000 for each Qualified Well with a completed horizontal lateral length of at least 4,000 feet, but less than 6,600 feet;
•	$1,150,000 for each Qualified Well with a completed horizontal lateral length of at least 6,600 feet, but less than 9,000 feet; and
•	$1,385,000 for each Qualified Well with a completed horizontal lateral length of at least 9,000 feet.

(iv)If 20 or fewer Qualified Wells are drilled and completed in the Territories in calendar year 2018, and Resolute so elects, up to four (4) Qualified Wells may be rolled over for drilling and completion in the Territories in the first six (6) months of 2019 (the “2018 Roll-over Wells”). For the 2018 Roll-over Wells drilled and completed in the Territories during such calendar year:

•	$850,000 for each Qualified Well with a completed horizontal lateral length of at least 4,000 feet, but less than 6,600 feet;
•	$1,050,000 for each Qualified Well with a completed horizontal lateral length of at least 6,600 feet, but less than 9,000 feet; and
•	$1,275,000 for each Qualified Well with a completed horizontal lateral length of at least 9,000 feet.

(v)For wells drilled and completed during the first six (6) months of 2019 following the drilling and completion of all 2018 Roll-over Wells, if any:

1.	$0 for each of the first eight (8) Qualified Wells drilled and completed in the Territories during such calendar year;

2.	Beginning with the ninth (9th) Qualified Well drilled and completed in the Territories during such calendar year:
•	$925,000 for each Qualified Well with a completed horizontal lateral length of at least 4,000 feet, but less than 6,600 feet;
•	$1,150,000 for each Qualified Well with a completed horizontal lateral length of at least 6,600 feet, but less than 9,000 feet; and
•	$1,385,000 for each Qualified Well with a completed horizontal lateral length of at least 9,000 feet.

(vi)If 10 or fewer Qualified Wells were drilled and completed in the Territories in the first six (6) months of 2019, and Resolute so elects, up to four (4) Qualified Wells may be rolled over for drilling and completion in the Territories in the twelve (12)-month period from July 1, 2019 to June 30, 2020 (the “2019 Roll-over Wells”). For the 2019 Roll-over Wells drilled and completed in the Territories during such calendar year:

•	$850,000 for each Qualified Well with a completed horizontal lateral length of at least 4,000 feet, but less than 6,600 feet;
•	$1,050,000 for each Qualified Well with a completed horizontal lateral length of at least 6,600 feet, but less than 9,000 feet; and
•	$1,275,000 for each Qualified Well with a completed horizontal lateral length of at least 9,000 feet.

If a Qualified Well is spud during the calendar years 2016, 2017, 2018 or in the first six (6) months of 2019 and is completed in the ordinary course following the end of such period (but in any event is completed within four months of the end of drilling), such well shall be deemed to have been drilled and completed in the period in which it was spud for purposes of determining the applicable Earn-out Payment.

(c)The aggregate Earn-out Payments payable pursuant to this Agreement (but excluding for purposes of this calculation the aggregate amount of the 2017 Supplemental Payments paid or payable to Resolute) shall not exceed $60,000,000 (the “Maximum Earn-out Amount”). Subject to the last sentence of Section 1.02(a) above, no Earn-out Payments shall be payable for Qualified Wells drilled and completed after June 30, 2020; provided, however, that regardless of spud date, Qualified Wells drilled and completed during the 2016 calendar year shall include all wells drilled and completed by Resolute beginning with the Jolly 1201BH well (which well is located within the Mustang Area).

(d)Within ten (10) Business Days following (i) the end of the first three calendar quarters of each year or (ii) November 30th of each year with respect to the fourth quarter of each year, Resolute shall provide written notice to Buyers Representative of (x) the number of Qualified Wells drilled and completed during the applicable calendar quarter or, with respect to the fourth quarter of each year, Resolute’s good faith estimate of the number of Qualified Wells drilled and completed, or to be drilled completed, by December 31st of such year and (y) the Earn-out Payments that are due with respect to such Qualified Wells (each, an “Earn-out Notice”).  Each Earn-out Notice shall include a copy of the completion report for each applicable Qualified Well (if available).  In the event Buyers Representative disagrees with the information contained in any Earn-out Notice, Resolute and Buyers Representative shall enter into good faith negotiations to resolve any such dispute reasonably promptly.  If Resolute and Buyer’s Representative are unable to resolve such dispute following good faith negotiations, then they shall mutually engage an independent, third party expert with at least ten (10) years’ experience in the operation of Wells (the “Expert”) to resolve the dispute, which determination shall be final and binding on the Parties; provided however that, subject to last paragraph of Section 1.02(b) herein, Buyers shall not be entitled to disagree with a fourth quarter Earn-out Notice simply on the basis that a Qualified Well reflected on the Earn-out Notice has not been completed as of the date of the Earn-out Notice .

(e)In the case of subsection (d) above, both Buyers Representative and Resolute shall provide the Expert with access to their applicable records and facilities in order to make such determination.  In both cases, the costs and expenses of the Expert incurred in connection with such determination shall be borne solely by the losing Party.

(f)Within fifteen (15) Business Days of receipt of each Earn-out Notice, Buyers shall, to the extent such Earn-out Payments set forth therein are not disputed, or within fifteen (15) Business Days of the resolution of disputed Earn-out Payments pursuant to the preceding subsection (d), pay the Earn-out Payments set forth in the Earn-out Notice to Resolute by wire transfer of immediately available funds to the account designated in writing by Resolute.  The Earn-out Payments shall be treated as an adjustment to the Purchase Price under the Mustang Purchase Agreement or Appaloosa Purchase Agreement, as applicable, for all U.S. federal and applicable state income Tax purposes, unless otherwise required by applicable Legal Requirement.  Notwithstanding the foregoing, if a Qualified Well estimated by Resolute to be drilled and completed by December 31st of any year as set forth in the applicable Earn-out Notice is not actually drilled and completed by such date, Resolute shall promptly return the portion of the Earn-out Payment applicable to such Qualified Well upon written demand by Buyers Representative.  Resolute’s failure to deliver any Earn-out Notice on the timetable set forth in subsection (d) above shall not in any way affect Resolute’s right to the Earn-out Payments provided in any such delayed Earn-out Notice but rather shall only delay Buyers’ obligation to pay such amounts to the date that is 15 Business Days following receipt of any such delayed Earn-Out Notice.

(g)For the purpose of calculating the number of Qualified Wells drilled and completed in any particular period and the amount of the Earn-out Payments earned, all Qualified Wells drilled in the Territories shall be aggregated and applied to the calculations set forth in Section 1.02(a) above.  With respect to Earn-out Payments earned as a result of the drilling and completion of a Qualified Well in the Appaloosa Area, one hundred percent (100%)

shall be paid to Resolute in accordance with this Agreement.  With respect to Earn-out Payments earned as a result of the drilling and completion of a Qualified Well in the Mustang Area prior to September 1, 2016, sixty percent (60%) of the amount of the Earn-out Payment shall be paid to Resolute, and forty percent (40%) of the amount of the Earn-out Payment shall be paid to Firewheel. With respect to Earn-out Payments earned as a result of the drilling and completion of a Qualified Well in the Mustang Area on or after September 1, 2016, one hundred percent (100%) shall be paid to Resolute. Each Earn-out Payment shall be made 50% by Caprock Permian and 50% by Caprock Field Services.

1.03Termination or Suspension of Earn-out Payments.

(a)[Intentionally omitted]

(b)Buyers Representative shall promptly notify Resolute of the occurrence of a Termination Event, and, upon such notice, may immediately terminate any Earn-out Payment or any other prospective obligation of Buyers under this Agreement.

(c)Subject to the temporary or permanent release, curtailment, force majeure and other relevant provisions of the Commercial Agreements, upon and continuing during the failure of Resolute, as Producer (as defined in a Commercial Agreement), to, for any reason, make available for delivery any material quantity of gas or water to Gatherer that is required to be delivered under the applicable Commercial Agreement,  and provided that Buyers have provided written notice to Resolute of such failure, Buyers shall not be obligated to pay to Resolute any amounts due hereunder with respect to any Qualified Well upon and during the continuation of such failure, but upon Resolute’s cure of such failure, Buyers shall promptly pay to Resolute any such amounts withheld with respect to such Qualified Wells.

1.04Offset.  The provisions of Section 11.02(b) of the Mustang Purchase Agreement are incorporated herein by reference and the Parties agree that such provisions shall apply to the terms of this Agreement.

1.05Other Agreements. The Parties agree that:

(a)they intend for the terms of this Agreement, and the covenants and obligations of Buyers to pay the Earn-out Payments pursuant to the terms hereof, to constitute covenants attaching, touching, concerning, and running with the land;

(b)in the event of a bankruptcy of either Buyer or both Buyers, this Agreement shall not to be deemed to be an executory contract or subject to rejection by either Buyer; and

(c)this Agreement and the terms hereof shall be deemed to be integrated into the Commercial Agreements and shall not be severable therefrom.

1.06Miscellaneous. The provisions of Article XI of the Mustang Purchase Agreement (other than Section 11.05, 11.15 and 11.16) are incorporated herein by reference, and, for the purposes hereof, references to the “Agreement” in such provisions shall be deemed to be references to this Agreement.  This Agreement amends and restates in its entirety the Original Agreement.

1.07Assignment.  This Agreement may not be assigned by any Party, in whole or in part, without the prior written consent of the other Parties, such consent not to be unreasonably withheld; provided, however that, any Party may assign this Agreement without the consent of the other Parties to any Affiliate of the assigning Party, or in connection with the sale or other transfer of (i) all or substantially all of Resolute’s interest in the Leases, Existing Wells or Subsequent Wells (each, as defined in the Commercial Agreements) by Resolute, or (ii) all or substantially all of Gatherer’s System (as defined in the Commercial Agreements) by Buyers; and provided, further, that any assignment of this Agreement shall extend to and be binding on the Parties, their successors and assigns, including, without limitation, any subsequent assignees of Resolute’s interests in the Leases and Wells or any subsequent assignees of Gatherer’s System.  Without limiting the foregoing, Resolute shall not assign any of its interests in the Leases, Wells, gas or water dedicated and committed to the Commercial Agreements unless the assignee (or assignees) executes a joinder to this Agreement by which such assignee (or assignees) expressly assumes the rights, obligations and liabilities of the assignor under this Agreement.  Similarly without limiting the foregoing, Buyers shall not assign any of its interests in Gatherer’s System (as defined in the Commercial Agreements) unless the assignee (or assignees) executes a joinder to this Agreement by which such assignee (or assignees) expressly assumes the rights, obligations and liabilities of the assignor under this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first set forth above.

Resolute Natural Resources Southwest, LLC

By: /s/ Richard F. Betz
Name: Richard F. Betz
Title: Chief Executive Officer

Caprock Permian Processing LLC

By: /s/ Michael Forbau
Name: Michael Forbau
Title: Chief Executive Officer

Caprock Field Services LLC

By: /s/ Michael Forbau
Name: Michael Forbau
Title: Chief Executive Officer

[Signature Page to amended and Restated Earn-out Agreement]